SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PACIFIC LAND AND COFFEE CORPORATION

(Name of Registrant as Specified in its Charter)

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PACIFIC LAND AND COFFEE CORPORATION

201 St. Charles Street, Suite 2500

New Orleans, LA 70170

(808) 478-9844

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK

To Our Stockholders,

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of common stock, par value $0.001 per share (the “Common Stock”), of Pacific Land and Coffee Corporation (the “Company,” “us,” or “our”) as of the close of business on November 10, 2010 (the “Record Date”), that on June 28, 2010 our board of directors recommended and a majority of our stockholders voted in favor of resolutions which accomplished the following:

A.

Implemented a reverse stock split of our shares of Common Stock outstanding as of August 6, 2010 on the basis of one post-split share of Common Stock for every 20 pre-split shares of Common Stock (the “Reverse Stock Split”);

B.

Approved the Certificate of Amendment of our Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split; and

C.

Approved the Certificate of Amendment of our Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware to change the name of the Corporation to "Orpheum Property, Inc." or a similar name to be determined by the Board of Directors.

All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules thereunder solely for the purpose of informing shareholders of these corporate actions.

Our stockholders of record as of the close of business on the Record Date are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement. We are mailing the Information Statement on or about November 10, 2010 to such stockholders of record on the Record Date. The Reverse Stock Split and the name change will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

BECAUSE THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK HAVE SATISFIED THE APPLICABLE STOCKHOLDER VOTING REQUIREMENT OF THE DELAWARE GENERAL CORPORATION LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS, WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

By Order of the Board of Directors,

/s/ Andrew V. Reid

Chief Executive Officer

New Orleans, Lousiana

November 10, 2010

PACIFIC LAND AND COFFEE CORPORATION

201 St. Charles Street, Suite 2500

New Orleans, LA 70170

(808) 478-9844

INFORMATION STATEMENT

This information statement (the “Information Statement”) is being furnished on or about August 6, 2010 (the “Mailing Date”) to all stockholders of record of common stock, par value $0.001 per share (the “Common Stock”) of Pacific Land and Coffee Corporation (the “Company,” “us,” or “our”), in connection with resolutions of the board of directors of the Company (the “Board of Directors”) and the written consent of a majority of the stockholders of the Company adopting a one  for 20 reverse stock split (the “Reverse Stock Split”) of the shares of Common Stock, outstanding as of November 10, 2010, and a change of the name of the Corporation to "Orpheum Property, Inc." or a similar name determined by the Board of Directors. The Reverse Stock Split and name change were adopted pursuant to the written consent of the holders of a majority of the capital stock of the Company entitled to vote, dated as of November 10, 2010, and as reflected in the Company’s books and records as of such date. This Information Statement also refers to the approval of the Certificate of Amendment of our Certificate of Incorporation (the “Amendment”) to effect the reverse stock split and name change. The action to be taken pursuant to the written consent shall be made effective twenty (20) days after the initial mailing of this Information Statement.

The Board of Directors approved the adoption of the Reverse Stock Split and the name change by unanimous written consent, dated as of June 28, 2010, as it believes that such actions are in the best interests of the Company. Stockholder approval of the adoption of the Reverse Stock Split, the name change and the Amendment was effected pursuant to Section 228 of the Delaware General Corporation Law (DGCL) by a written consent of a majority of our stockholders, dated June 28, 2010 (the “Consent”), that was signed by the owners of 2,051,625 (16.1%) of our issued and outstanding Common Stock and all of the holders of Series A Convertible Preferred Stock. As of June 28, 2010, we had outstanding 12,725,888 shares of Common Stock, 900,000 shares of  Series A Convertible Preferred Stock (each giving the holder 10 votes per share), and 0 shares of Series B Convertible Preferred Stock. The percentage of total voting power which voted for these matters was 50.8%.

As of November 10, 2010, we had outstanding 15,000,000 shares of Common Stock,  no shares of Series A Convertible Preferred Stock (such having converted into 900,000 shares of common stock on June 29, 2010) , and 42,260 shares of Series B Convertible Preferred Stock (with the voting rights of and convertible into 84,520,000 shares of common stock). Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Reverse Stock Split, the name change and the Amendments are authorized by Section 228(a) of the DGCL, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for the vote of stockholders at a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Reverse Stock Split, the name change and the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions. This Information statement is furnished only to inform stockholders of the Company of the above actions taken by the majority of stockholders of the Company before such action takes effect in accordance with the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

OUTSTANDING SHARES AND VOTING RIGHTS

The Company has outstanding 15,000,000 shares of Common Stock, and 42,260 shares of Series B Convertible Preferred Stock. The holders of the 900,000 shares of Series A Convertible Preferred Stock which were outstanding as of June 28, 2010 have converted those shares into 900,000 shares of Common Stock. Holders of Common Stock have no preemptive rights to acquire or subscribe to any additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Notwithstanding the foregoing, however, because consenting stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock of the Company have voted in favor of the foregoing proposals by resolution, dated June 28, 2010, and have sufficient voting power to approve such proposals through their ownership of capital stock of the Company, no other stockholder consents will be solicited in connection with this Information Statement.  Each share of the outstanding 42,260 shares of Series B Convertible Preferred Stock is  convertible into and has the voting rights of 2,000 shares of Common Stock.  The Series B Convertible Preferred Stock was authorized by the Board of Directors on June 28, 2010 in connection with the acquisition of 129 University Place LLC, a Louisiana limited liability company with no business whose sole asset is the Orpheum Theatre in downtown New Orleans. The Orpheum Theater is listed in the National Register of Historic Places. This property was flood damaged in Hurricane Katrina, and through its 129 University Place LLC subsidiary the Company intends to refurbish the theatre.  129 University Place has recently  purchased the Orpheum Theatre for securities of an affiliated entity and assumption of a mortgage of approximately $2.6 million.

Our principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about November 10, 2010 to stockholders of record as of the close of business on November 10, 2010 (the “Record Date”). It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Common Stock as of the Record Date, without giving effect to the Reverse Stock, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all officers and directors as a group. Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised. As of the Record Date, there are outstanding 15,000,000 shares of Common Stock and 42,260 shares of Series B Convertible Preferred Stock which have the voting rights and are convertible into 84,520,000 shares of Common Stock.

Name and Address(1)

Number of Shares

Percent

Andrew Reid(2)

84,520,000

85%

Chief Executive and Financial Officer

 and Director

Michael Bowers

--

--

President and Director

Bruce Gwyn

--

--

Director

All officers and directors as a group

(3 persons)

84,520,000

85%

*Less than 1%

(1) The business address of each of these persons is 201 St. Charles Street, Suite 2500, New Orleans, LA 70170.

(2) Mr. Reid controls Rampant Leon Financial Corporation, which is the holder of 42,260 shares of Series B Convertible Preferred, convertible into and with the voting rights of 85,520,000 shares of Common Stock.

REVERSE STOCK SPLIT AND NAME CHANGE

General

The Board of Directors adopted, and a majority of the stockholders of the Company approved, the Reverse Stock Split, the name change to "Orpheum Property, Inc." and the Amendment, pursuant to the written consent dated as of June 28, 2010.

The Board of Directors approved the adoption of the Reverse Stock Split, the name change and the Amendment by unanimous written consent as it believes the corporate actions are in the best interests of the Company and its stockholders.

Vote Required

Adoption of the Reverse Stock Split, the name change and the Amendment requires the approval by holders of at least a majority of the outstanding shares of the Common Stock who are present, or represented, and entitled to vote thereon, at a special or annual meeting of our stockholders. Section 228(a) of the DGCL provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.

The Board of Directors fixed the close of business on November 10, 2010 as the record date for determining the stockholders entitled to notice of the above noted action.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

Dissenters’ Right of Appraisal

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the Reverse Stock Split or the name change.

Effect of the Reverse Stock Split

The Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act, nor will it change our periodic reporting and other obligations thereunder. The number of stockholders of record would not be affected by the Reverse Stock Split. The Reverse Stock Split will not change the authorized number of shares of Common Stock, and there will be no change in the par value of our Common Stock.

The number of shares of our Common Stock issued and outstanding as of November 10, 2010 will be reduced following the effective date of the Reverse Stock Split in accordance with the following formula: every twenty shares of our Common Stock owned by a stockholder will automatically be changed into and become one new share of our Common Stock.

Name Change

The name change to Orpheum Property, Inc. will more closely identify the Corporation with the real estate project in New Orleans, Louisiana which it acquired on June 28, 2010: the historic Orpheum Theatre in downtown New Orleans.

As described below, all fractional share amounts resulting from the Reverse Stock Split will be rounded up to the nearest whole share in lieu of issuing any fractional share.

We currently have no intention of going private, and this proposed Reverse Stock Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Stock Split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Stock Split.  The Reverse Split will, it is hoped, increase the market price per share of our common stock and make our stock more appealing to institutional investors.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Stock Split.

The following description of the material federal income tax consequences of the Reverse Stock Split to our shareholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged.

Effective Date

The Reverse Stock Split and the name change shall become effective as of 5:00 p.m. Eastern Standard Time on the date we file the Amendments with the Delaware Secretary of State. Accordingly, except for stockholders who currently hold fewer than twenty shares, on such date, all shares of Common Stock held by stockholders that were issued and outstanding on November 10, 2010 will be, automatically and without any action on the part of stockholders, converted into new shares of Common Stock in accordance with the twenty-for-one exchange ratio. Also, on such date, shares of Common Stock owned by stockholders who currently own fewer than twenty shares of Common Stock will be automatically and without any action on the part of such stockholder, converted into one (1) new share of our Common Stock in accordance with the terms of the Reverse Stock Split.

ADDITIONAL INFORMATION

The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any shareholders other than the proposal, which is the subject of this Information Statement.